Exhibit (h)(1)(x)

TWENTY-SIXTH AMENDMENT TO THE

EA SERIES TRUST

TRANSFER AGENT SERVICING AGREEMENT

This Twenty-sixth Amendment effective as of the last date in the signature block to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add the following funds to Exhibit A:

●	Strive FAANG 2.0 ETF

●	EA Bridgeway Omni Small Cap Value ETF

WHEREAS, the Trust desires to amend the Agreement to remove the following funds from Exhibit A:

●	Merlyn.AI Tactical Growth and Income ETF

●	Merlyn.AI Best-of-Breed Core Momentum ETF

●	Viridi Bitcoin Miners ETF

●	Papi’s Money ETF

WHEREAS, the Trust desires to amend the Agreement to change the name of the Strive 2000 ETF to the Strive Small Cap ETF within Exhibit A; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

●	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean Hegarty	By:	/s/ Gregory Farley

Name:	Sean Hegarty	Name:	Gregory Farley

Title:	Assistant Treasurer	Title:	Sr. Vice President

Date:	February 21, 2023	Date:	February 22, 2023

Exhibit A to the

EA Series Trust

Transfer Agent Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Alpha Architect Tail Risk ETF

Strive U.S. Technology ETF

Alpha Architect 1-3 Month Box ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive Small Cap ETF

Strive 1000 Dividend Growth ETF

Strive FAANG 2.0 ETF

EA Bridgeway Omni Small Cap Value ETF